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EXHIBIT 21

                         SUBSIDIARIES OF THE RIGISTRANT

                           COMMERCIAL BANCSHARES, INC.

                                      State of                 Percentage of
Subsidiary                          Incorporation            Securities owned
The Commercial Savings Bank             Ohio              100% by the Corporation


Advantage Finance, Inc.                 Ohio              100% by The Commercial
                                                               Savings Bank

Beck Title Agency, Ltd.                 Ohio               49% by The Commercial
                                                               Savings Bank

Commercial Financial and                Ohio              100% by the Corporation
Insurance Agency, Ltd.

The principal office of both The Commercial Savings Bank and Commercial Financial and Insurance Agency, Ltd. is located in Upper Sandusky, Ohio, while the principal office of Advantage Finance, Inc. is in Marion, Ohio, and the principal office of Beck Title Agency, Ltd. is in Carey, Ohio.

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